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As filed with the Securities and Exchange Commission on June 8, 2005

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PACIFICORP
(Exact name of registrant as specified in its charter)

Oregon (State or other jurisdiction of incorporation or organization)	93-0246090 (IRS Employer Identification No.)
825 NE Multnomah Portland, Oregon 97232-4116 (503) 813-5000 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Andrew P. Haller
Senior Vice President, General Counsel and Secretary
825 NE Multnomah, Suite 2000
Portland, Oregon 97232-4116
(503) 813-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
John M. Schweitzer Stoel Rives LLP 900 S.W. Fifth Avenue, Suite 2600 Portland, Oregon 97204 (503) 224-3380

Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.

        If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒    333-91411

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)

First Mortgage Bonds	$50,000,000	$5,885

(1)
The amount to be registered, the proposed maximum offering price per unit and the proposed maximum aggregate offering price for each class of securities being registered have been omitted in accordance with the General Instructions to Form S-3.

(2)
Estimated solely for the purpose of calculating the registration fee.

(3)
The amount of the registration fee has been calculated pursuant to Rule 457(o) under the Securities Act of 1933.

EXPLANATORY NOTE

        This registration statement is being filed pursuant to Rule 462(b) and General Instruction IV of Form S-3 for the purposes of registering an additional $50,000,000 of the Registrant's First Mortgage Bonds and supplementing the disclosure regarding the Registrant's independent registered public accounting firm included in the Registrant's Registration Statement on Form S-3 (File No. 333-91411), which was filed by the Registrant with the Securities and Exchange Commission on November 22, 1999 and declared effective by the Securities and Exchange Commission on December 21, 1999.

        The contents of the Registrant's Registration Statement on Form S-3 (File No. 333-91411), including each of the documents filed by the Registrant with the Securities and Exchange Commission and incorporated or deemed to be incorporated by reference in such registration statement (as so amended, the "Prior Registration Statement"), are incorporated herein by reference except to the extent modified or amended in this registration statement. The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

        Pursuant to Rule 429, the prospectus included as part of this registration statement relates to the securities offered hereby and those unsold securities covered by the Prior Registration Statement.

EXPERTS

        The financial statements incorporated in this prospectus by reference to the Company's Annual Report on Form 10-K for the year ended March 31, 2005 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on June 8, 2005.

PACIFICORP
By:	/s/ JUDITH A. JOHANSEN Judith A. Johansen (President and Chief Executive Officer)

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been duly signed by the following persons on June 8, 2005 in the capacities indicated.

/s/ IAN M. RUSSELL* Ian M. Russell	Chairman of the Board of Directors
/s/ JUDITH A. JOHANSEN Judith A. Johansen	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ RICHARD D. PEACH Richard D. Peach	Chief Financial Officer and Director (Principal Financial Officer)
/s/ DAVID MENDEZ David Mendez	Chief Accounting Officer (Principal Accounting Officer)
/s/ NOLAN E. KARRAS* Nolan E. Karras	Director
/s/ ANDREW N. MACRITCHIE* Andrew N. MacRitchie	Director
/s/ MICHAEL J. PITTMAN* Michael J. Pittman	Director
/s/ A. RICHARD WALJE* A. Richard Walje	Director
/s/ MATTHEW R. WRIGHT* Matthew R. Wright	Director
/s/ BARRY G. CUNNINGHAM* Barry G. Cunningham	Director
/s/ ANDREW P. HALLER Andrew P. Haller	Director
*By:	/s/ ANDREW P. HALLER Andrew P. Haller Attorney-in-fact

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
5(a)	Opinion of Stoel Rives LLP
23(a)	Consent of PricewaterhouseCoopers LLP
23(b)	Consent of Stoel Rives LLP (included in Exhibit 5(a) above)
24(a)	Powers of Attorney
25(a)
Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank), as Trustee, under the Mortgage and Deed of Trust, dated as of January 9, 1989 between the Company and JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank), Trustee, as supplemented and modified, relating to First Mortgage Bonds

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EXPLANATORY NOTE
EXPERTS
SIGNATURES
EXHIBIT INDEX